Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 8,575,437 shares of bioMetrx, Inc. common stock of our report dated March 31, 2007 on the consolidated financial statements of bioMetrx, Inc. and Subsidiaries for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
April 23, 2007